UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 13, 2011

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

__________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At our 2011 Annual Meeting of Shareholders (the “Annual Meeting”) held on July 13, 2011, the following matters were acted upon by our shareholders:

1.	The election of two Class 1 directors and two Class 3 directors to the Company’s Board of Directors; and
2.	The ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

As of May 16, 2011, there were 34,017,174 shares of common stock issued and outstanding.  The results of voting on each of the matters presented to shareholders at the Annual Meeting are set forth below:

	VOTES FOR	VOTES AGAINST / WITHHELD	ABSTENTIONS	BROKER NON-VOTES
Election of directors:
William F. Grieco (Class 1)	14,790,914	159,920	—	10,772,003
James F. Smith (Class 1)	14,937,914	12,920	—	10,772,003
Patrick T. Mooney, M.D. (Class 3)	14,937,504	13,330	—	10,772,003
Shawn K. Singh, J.D. (Class 3)	14,790,904	159,930	—	10,772,003
Ratification of Wolf & Company	25,608,395	20,075	94,367	—

Vincent D. Enright continues his term of office as a Class 2 director following the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                         ECHO THERAPEUTICS, INC.

Dated:  July 18, 2011
By: /s/ Patrick T. Mooney Patrick T. Mooney Chief Executive Officer and President